UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report: January 12, 2011
 (Date of earliest event reported)

Asure Software, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20008 (Commission File Number)	74-2415696 (IRS Employer Identification Number)

110 Wild Basin Rd (Address of principal executive offices)	78746 (Zip Code)

512-437-2700 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On January 12, 2011, the Compensation Committee of Asure Software, Inc. (the “Company”) approved adjustments to the Company’s existing compensation arrangements with David Scoglio, the Company’s Chief Financial Officer and Mr. Mike Galyen, the Company’s Vice President of Products, Technology and Services.

Mr. Scoglio’s annual base salary will be increased from $144,000 to $175,000 effective January 1, 2011 to reflect the change in his employment terms from 4 days per week to full-time. In addition, the Compensation Committee granted Mr. Scoglio an option to purchase 32,000 shares of the Company’s common stock with an exercise price of $3.50 and vesting ratably over 4 years.

The Compensation Committee granted Mr. Galyen an option to purchase 32,000 shares of the Company’s common stock with an exercise price of $3.50 and vesting ratably over 4 years.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 14, 2011, Mr. Nate Pruitt, the Company’s Vice President of Sales and Marketing, resigned in order to pursue other opportunities. Mr. Patrick Goepel, the Company’s Chief Executive Officer, is temporarily taking over the sales and marketing duties in his absence.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: January 21, 2011	By:	/s/ Patrick Goepel
Patrick Goepel
Chief Executive Officer